                            SCHEDULE 14A INFORMATION

                    Information Required in Proxy Statement

    REG. SECTION 240.14A-101.
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             DSC COMMUNICATIONS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                         WILLIAM R. TEMPEST
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                   [DSC LOGO]

                                                                  March   , 1994

Dear Fellow Stockholder:

    This year's Annual Meeting of Stockholders will be held at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, on Wednesday, April 27, 1994, at 10:00 AM local time. You are cordially invited to attend. The matters you are asked to consider are described in the attached Proxy Statement and Notice of Annual Meeting. The Company's Board of Directors recommends (i) election of management's three nominees for the Board of Directors; (ii) approval of an amendment to the Company's Restated Articles of Incorporation increasing the authorized number of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000; and (iii) approval of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

    To be certain that your shares are voted at the meeting, whether or not you plan to attend in person, please sign, date and return the enclosed proxy card as soon as possible. Your vote is important.

    At the meeting, I will review the Company's activities during the past year and its plans and prospects for the future. An opportunity will be provided for questions by the stockholders. I hope you will be able to join us.

                                          Sincerely,

                                          JAMES L. DONALD
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 27, 1994

    Notice is hereby given that the Annual Meeting of Stockholders of DSC Communications Corporation, a Delaware corporation (the "Company"), will be held at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, on Wednesday, April 27, at 10:00 AM local time for the following purposes:

    1.  To elect three Class I Directors for terms expiring in 1997.

    2. To approve an amendment to the Company's Restated Articles of Incorporation increasing the authorized number of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000.

    3. To approve adoption of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The accompanying Proxy Statement contains information regarding the business to be considered at the meeting.

    Only stockholders of record at the close of business on March 1, 1994, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof. A list of stockholders will be made available at the Company's offices located at 4570 West Grove Drive, Addison, Texas at least 10 days prior to such meeting for examination by any stockholder for any purpose germane to the meeting.

    You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, whether or not you have returned your proxy. A proxy may be revoked at any time before it is exercised.

                                          By Order of the Board of Directors

                                          WILLIAM R. TEMPEST
                                          VICE PRESIDENT, SECRETARY
                                          AND GENERAL COUNSEL

Plano, Texas
March   , 1994

                         DSC COMMUNICATIONS CORPORATION

                                 1000 COIT ROAD
                               PLANO, TEXAS 75075

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

    The accompanying proxy, mailed with this Proxy Statement, is solicited on behalf of DSC Communications Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held Wednesday, April 27, 1994, at 10:00 AM local time, at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas.

    It is anticipated that this Proxy  Statement and accompanying form of  proxy
will first be mailed to stockholders of record on or about March   , 1994.

                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides that the Company's Board of Directors shall consist of not less than seven nor more than fifteen persons and that the Board shall be divided into three classes serving staggered three year terms with each class to consist as nearly as possible of one-third of the directors; provided, that once elected, no director's term shall be reduced. The Board currently consists of nine members. Three Class I directors, to serve until the 1997 Annual Meeting, will be elected at the Annual Meeting.

    Management's three nominees for election as Class I Directors listed below are currently members of the Board of Directors.

                                                   PRINCIPAL OCCUPATION                     AGE AS OF     DIRECTOR OF
                                                       OR EMPLOYMENT                      MARCH 1, 1994  COMPANY SINCE
                                   -----------------------------------------------------  -------------  -------------
Frank J. Cummiskey...............  Vice Chairman of the Company. Retired Vice  President           67           1988
                                   of   International   Business   Machines  Corporation
                                   ("IBM").  Served  in  a   variety  of  domestic   and
                                   international executive positions including President
                                   and  director  of  IBM  Europe,  S.A.,  President and
                                   director of  IBM  World  Trade  Europe  Middle  East,
                                   Africa  Corporation, and  President of  IBM's General
                                   Business Group/International.
Raymond J. Dempsey...............  Retired;  former   Chairman,  President   and   Chief           58           1992
                                   Executive Officer of European American Bank; Director
                                   of Freuhauf Trailer Corp.
James L. Fischer.................  Retired;  former Executive  Vice President, principal           66           1989
                                   financial officer  and  manager  of  corporate  staff
                                   functions  of Texas  Instruments Incorporated ("TI").
                                   During his 29 years at TI, he held a number of senior
                                   management level positions.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

    To be elected as a Director, each nominee must receive the favorable vote of a plurality of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE THREE NOMINEES NAMED ABOVE.

              PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

    The Company's restated Articles of Incorporation provide for 100,000,000 shares of Common Stock having a par value of $.01 per share. The proposed amendment to the Company's Articles of Incorporation would increase the authorized shares of the Company's Common Stock from 100,000,000 to 250,000,000 shares, par value $.01 per share.

    At March 1, 1994, 61,667,000 shares were issued and outstanding or were reserved for issuance under the Company's existing compensation plans.

    The Company has not made a final decision respecting the issuance of additional shares of Common Stock. Some or all of such additional shares would be available for issuance in connection with a stock split or stock dividend, for sale to raise additional equity for the Company or for issuance in the event the Company acquired a business for consideration which was payable in whole or in part in shares of the Company's Common Stock. All or a portion of such shares would also be available for such other purposes as the Board of Directors of the Company might authorize. Further authorization for the issuance of such Common Stock by a vote of security holders would not be solicited prior to such issuance unless required by law. In the event shares of such Common Stock were issued, other than pursuant to a stock split or stock dividend, the percentage ownership of the Company of each stockholder would be proportionately reduced. No other rights of stockholders would be affected. Stockholders have no pre-emptive right to subscribe for or purchase any additional shares issued by the Company. Upon effectiveness of the proposed amendment the Company will have 188,333,000 shares of the 250,000,000 total authorized shares available for issuance.

    AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK IS NECESSARY FOR THE ADOPTION OF THE PROPOSED AMENDMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT.

              PROPOSAL TO ADOPT THE DSC COMMUNICATIONS CORPORATION
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

    Effective January 1, 1994, the Board of Directors adopted the DSC Communications Corporation Long-Term Incentive Compensation Plan (the "1994 LTIP" or the "Plan"), subject to stockholder approval. The 1994 LTIP is designed to promote the interests of the Company and its stockholders by helping the Company to retain the services of participants and stimulating the efforts of the participants on behalf of the Company by giving them a direct interest in the performance of the Company. The following summary of the 1994 LTIP does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the Plan which appears as Exhibit A to this Proxy Statement.

    The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee").

    Participants in the 1994 LTIP will be designated by the Committee and shall include only key employees of the Company who, in the Committee's judgment, will significantly impact the growth of the business. The Committee shall take into account factors such as time in position, experience, knowledge, advancement potential and responsibilities.

    A maximum of 300,000 Units may be awarded to participants. No Units may be awarded after December 31, 2003. Each Unit shall have a term of five years from the date of award unless sooner terminated in accordance with the provisions of the 1994 LTIP. A Unit vests as follows: 40% two years from the award date and 20% each year thereafter. However, each Unit shall become fully vested upon the occurrence of any of the following: (i) attainment of the Maximum Cumulative Value (as hereinafter defined); (ii) a Change in Control of the Company (as defined in the Plan); (iii) a participant's termination without cause; or (iv) the participant's death, disability or his retirement after age 65.

    The Measuring Price for each Unit is the closing price per share of the Company's common stock on December 31 of the year immediately prior to the year in which his participation commences but not at a price lower than the December 31, 1993 Measuring Price. At December 31, 1993, the Measuring Price was $61.50. The Incremental Unit Value with respect to any calendar year shall be equal to the product of the Measuring Price multiplied by eight-tenths of the percentage by which the earnings per share for that calendar year exceed the earnings per share for the calendar year ending December 31 immediately prior to the year in which his participation commences, but in no event shall this be less than zero. The Incremental Unit Value of each Unit shall be cumulated to determine the Cumulative Unit Value. In no event shall the value of any Unit ("Maximum Cumulative Value") exceed four times the Measuring Price.

    To date, no Units have been awarded and there are no participants in the Plan. It is anticipated that executive officers of the Company will participate in the Plan, but no determination has been made as to the identity of any participant or the number of Units to be awarded to any participant.

    Approval of the 1994 LTIP will require the affirmative vote of a majority of the total number of shares of common stock represented and entitled to vote at the Annual Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE DSC COMMUNICATIONS CORPORATION 1994 LONG-TERM INCENTIVE COMPENSATION PLAN.

                             EXECUTIVE COMPENSATION

    The following executive compensation disclosures reflect all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors of the Company. The "named executive officers" are the Company's Chief Executive Officer (the "CEO"), regardless of compensation level, and the four most highly compensated executive officers other than the CEO who served during December 31, 1993. Where a named executive officer has served during any part of the year ended December 31, 1993, the disclosures reflect compensation for the full year in each of the periods presented.

SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                 -------------------------------
                                                                                         AWARDS
                                                                                 ----------------------
                                                   ANNUAL COMPENSATION                          (C)      PAYOUTS
                                           ------------------------------------     (B)      SECURITIES  -------
                                                                       (A)       RESTRICTED  UNDERLYING    (D)       (A)
                                                                   OTHER ANNUAL    STOCK      OPTIONS/    LTIP    ALL OTHER
             NAME AND                      SALARY      BONUS       COMPENSATION    AWARDS       SARS     PAYOUTS  COMPENSATION
        PRINCIPAL POSITION           YEAR    ($)        ($)            ($)          ($)         (#)        ($)       ($)
- -----------------------------------  ----  -------  ------------   ------------  ----------  ----------  -------  ----------
James L. Donald ...................  1993  687,682    460,000         411,346      809,375      50,000    --       50,089
 Chairman of the Board, President                   1,000,000(E)
 and Chief Executive Officer         1992  650,004    300,000          17,546      313,500      --        --       34,515
                                     1991  634,619     --                          235,125     300,000    --
Gerald F. Montry ..................  1993  327,786    170,000         160,367      226,625      30,000    --       35,007
 Senior Vice President and Chief     1992  314,512    125,000           4,518       49,500      --        --       24,445
 Financial Officer                   1991  310,845     --                           60,919      83,333    --
David M. Holland ..................  1993  270,910    100,000         161,276      226,625      20,000    --        7,183
 Senior Vice President               1992  259,412     90,000           5,034       49,500      --        --        4,959
                                     1991  254,222     --                           60,919      64,200
Allen R. Adams ....................  1993  226,400    130,000         126,751      395,375      30,000    --        6,855
 Senior Vice President               1992  195,258     90,000          --           49,500      --        --        4,364
                                     1991  170,415     --                           21,375      10,000    --
Hensley E. West ...................  1993  216,240    130,000          84,490      145,688      30,000    --        6,351
 Senior Vice President               1992  161,978     99,426          --           44,775      --        --       33,466
                                     1991     *         *                            *           *         *

- ------------------------------
*     Not applicable as Mr. West became an executive officer during 1992.
(A) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, information for years ending prior to December 15, 1992 is not required to be disclosed. Amounts of "Other Annual Compensation" includes amounts reimbursed during the respective year for the payment of taxes. "All Other Compensation" consists of the following for the named executive officers:

                                                                                     COMPANY CONTRIBUTIONS
                                                                  -----------------------------------------------------------
                                                                                          SPLIT DOLLAR
                                                                   THRIFT    RESTORATION      LIFE
                                                                    PLAN        PLAN        INSURANCE      OTHER      TOTAL
                                                                  ---------  -----------  -------------  ---------  ---------
James L. Donald.................................................  $   4,497   $  19,151     $  26,441    $  --      $  50,089
Gerald F. Montry................................................      4,497       9,034         2,064       19,412     35,007
David M. Holland................................................      3,855       1,038         2,290       --          7,183
Allen R. Adams..................................................      4,497       1,561           797       --          6,855
Hensley E. West.................................................      4,464         811         1,076       --          6,351

     Other compensation of $19,412 to Mr. Montry represents a payment due to a reduction in his employee benefit coverage.

(B) The amounts reported in the table represent the market value of the shares at the date of grant. Awards of restricted stock vest in equal annual increments over a three year period with the initial increment vesting on the first anniversary of the date awarded. Holders of the restricted shares retain all rights of a stockholder, except the restricted shares cannot be sold until they are vested. Upon termination of employment of the holder, all unvested shares are forfeited to the Company. No dividends have been declared or paid on the restricted stock. During 1993, the following restricted shares were awarded: Mr. Donald 25,000, Mr. Montry 7,000, Mr. Holland 7,000, Mr. Adams, 10,000 and Mr. West 4,500.

    Aggregate restricted stock holdings (amounts granted net of amounts earned) at December 31, 1993 consisted of:

                                                                                                 MARKET
                                                                                                VALUE AT
                                                                                              DECEMBER 31,
                                                                                    SHARES        1993
                                                                                   ---------  -------------
James L. Donald..................................................................     47,000  $   2,890,500
Gerald F. Montry.................................................................     15,850  $     974,775
David M. Holland.................................................................     15,850  $     974,775
Allen R. Adams...................................................................     17,000  $   1,045,500
Hensley E. West..................................................................     10,500  $     645,750

(C) Represents the number of stock options granted to the named executive officer for the year noted. The Company has not made any grants of SARs.

(D) No payouts have been made under the Company's 1990 Long-Term Incentive Compensation Plan (the "LTIP").

(E) In recognition of performance during 1993, an award of $1,000,000 was given to Mr. Donald.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options to the named executive officers during the year ended December 31, 1993.

                                INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------
                                                  % OF TOTAL
                                      NUMBER OF    OPTIONS/                          POTENTIAL REALIZABLE
                                      SECURITES      SARS                              VALUE AT ASSUMED
                                      UNDERLYING  GRANTED TO                        ANNUAL RATES OF STOCK
                                       OPTIONS/   EMPLOYEES   EXERCISE                PRICE APPRECIATION
                                         SARS         IN      OR BASE                  FOR OPTION TERM
                                       GRANTED      FISCAL     PRICE    EXPIRATION  ----------------------
NAME                                     (#)         YEAR      ($/SH)      DATE       5%($)       10%($)
- ------------------------------------  ----------  ----------  --------  ----------  ----------  ----------
James L. Donald ....................     50,000       6.95%      32.375    4/26/03  $1,018,000  $2,579,850
Chairman of the Board,
  President and Chief
  Executive Officer
Gerald F. Montry....................     20,000       2.78  %    32.375    4/26/03     407,200   1,031,940
  Senior Vice President and              10,000       1.39  %    56.250   12/15/03     353,750     896,480
   Chief Financial Officer
David M. Holland ...................     20,000       2.78  %    32.375    4/26/03     407,200   1,031,940
 Senior Vice President
Allen R. Adams......................     20,000       2.78  %    32.375    4/26/03     407,200   1,031,940
  Senior Vice President                  10,000       1.39  %    56.250   12/15/03     353,750     896,480
Hensley E. West.....................     10,000       1.39  %    32.375    4/26/03     203,600     515,970
  Senior Vice President                  20,000       2.78  %    56.250   12/15/03     707,500   1,792,960

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    The following table shows aggregate exercises of options (or tandem stock appreciation rights) and freestanding stock appreciation rights during the year ended December 31, 1993, by each of the named executive officers.

                                                                                 NUMBER OF
                                                                                SECURITIES          VALUE OF
                                                                                UNDERLYING         UNEXERCISED
                                                                                UNEXERCISED       IN-THE-MONEY
                                                                              OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                             DECEMBER 31, 1993  DECEMBER 31, 1993
                                                                                  (#)(A)             (A)(B)
                                             SHARES ACQUIRED      VALUE      EXERCISABLE (E)/   EXERCISABLE (E)/
NAME                                         ON EXERCISE (#)  REALIZED ($)   UNEXERCISABLE (U)  UNEXERCISABLE (U)
- -------------------------------------------  ---------------  -------------  -----------------  -----------------
James L. Donald ...........................        --              --             850,000E         $46,625,000E
Chairman of the Board, President                                                  100,000U           4,106,250U
  and Chief Executive Officer
Gerald F. Montry ..........................        41,000     $   1,559,958       245,666E          13,330,588E
Senior Vice President and Chief                                                    46,667U           1,547,102U
  Financial Officer
David M. Holland ..........................        53,333     $   1,689,991         --   E             --     E
 Senior Vice President                                                             33,334U           1,289,202U
Allen R. Adams ............................        13,000     $     371,745        14,089E             770,842E
 Senior Vice President                                                             33,334U             811,702U
Hensley E. West ...........................        --              --              32,000E           1,793,500E
 Senior Vice President                                                             33,000U             555,250U

- ------------------------
(A)   The Company has not made any grants of SARs.
(B) Amounts shown are based upon the closing price of the Company's Common Stock on December 31, 1993, which was $61.50.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The following table shows all awards made to the named executive officers under the LTIP for the year ended December 31, 1993.

                                                                                   ESTIMATED FUTURE PAYOUTS
                                                                                             UNDER
                                                    NUMBER OF    PERFORMANCE OR   NON-STOCK PRICE-BASED PLANS
                                                  SHARES, UNITS   OTHER PERIOD   -----------------------------
                                                    OR OTHER     UNTIL MATURA-   THRESHOLD   TARGET   MAXIMUM
NAME                                                RIGHTS(#)    TION OR PAYOUT  ($ OF #)   ($ OF #)  ($ OF #)
- ------------------------------------------------  -------------  --------------  ---------  --------  --------
James L. Donald ................................      --             --            --         --        --
Chairman of the Board, President
  and Chief Executive Officer
Gerald F. Montry ...............................      --             --            --         --        --
Senior Vice President and
  Chief Financial Officer
David M. Holland ...............................      --             --            --         --        --
 Senior Vice President
Allen R. Adams .................................      --             --            --         --        --
 Senior Vice President
Hensley E. West ................................      --             --            --         --        --
 Senior Vice President

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company has entered into severance agreements (collectively, the "Severance Agreements") with Messrs. Montry, Adams and West.

    Each of the Severance Agreements provides that if a Change in Control (as defined below) occurs and within two years of the Change in Control either (i) the officer voluntarily terminates his employment for "good reason"; or (ii) the officer's employment is involuntarily terminated other than for cause, death or disability, the Company will pay to the officer a lump sum amount equal to three times the officer's "base amount" income. The Severance Agreements provide that sums otherwise payable by the Company will be reduced by the value of any benefits received by the individual which are attributable to the Change in Control other than those provided for in the Severance Agreements. The Severance Agreements further provide that each of the officers will be reimbursed for excise taxes payable pursuant to Section 4999 of the code by reason of payments made pursuant to the Severance Agreements.

    The "base amount" is defined by the Tax Reform Act of 1984 as the average of all compensation (including compensation from the exercise of stock options) received by the officer in each of the five taxable years preceding the year in which the Change in Control occurs.

    A "Change in Control" of the Company is defined in the Severance Agreements as any of the following: (i) consummation of a merger in which the Company is not the surviving entity; (ii) sale or transfer of substantially all of the assets of the Company; (iii) liquidation or dissolution of the Company; (iv) acquisition of at least 20% of the Company's Common Stock by a third party; or
(v) under certain circumstances, a change of a majority of the members of the Company's Board of Directors during any two-year period.

    "Good reason" is defined in the Severance Agreements as any reduction in compensation, duties, status, benefits, or relocation of the Company's principal place of business.

    None of the named executive officers will be entitled to severance pay until a Change in Control has occurred. The officer's right to receive severance pay lapses (i) if he continues to be employed by the Company for a period of two years after the Change in Control; or (ii) on July 23, 1994, unless a Change in Control occurs prior to such date. No sums have been paid under any of the Severance Agreements.

DONALD AGREEMENTS

    In 1990, the Compensation Committee approved an employment agreement (the "Donald Employment Agreement") with Mr. Donald.

    TERM. The term of employment pursuant to the Donald Employment Agreement commenced on January 1, 1990, and continues for a period of six and one-half years. The Donald Agreement renews daily, but in no event will it extend beyond the date Mr. Donald reaches the age of 75, or such earlier date as may be specified in a written notice given by either party to the other and delivered six years and six months prior to such specified date. Mr. Donald may relinquish the office as Chief Executive Officer at any time after July 5, 1996, without terminating his employment under the Donald Employment Agreement.

    COMPENSATION. Mr. Donald's base salary is annually reviewed and subject to discretionary increases by the Board of Directors, which increases cannot be less than the average percentage increase during the prior calendar years of the base salaries of those executives reporting directly to Mr. Donald. Pursuant to the Donald Employment Agreement, Mr. Donald will also be eligible to receive annual incentive awards at the discretion of the Board of Directors and will be eligible to participate in any benefit and stock plans the Company maintains for its employees.

    TERMINATION. If, in the absence of a Change in Control (as defined in the Donald Agreement), Mr. Donald's employment is constructively terminated or terminated without cause, the Company will be required to pay Mr. Donald for each year remaining on the term of the Donald Agreement (i) his then base salary; (ii) annual incentive awards equal to the average of the last three highest annual incentive awards he received during the last ten years of his employment and (iii) all other benefits that were payable to Mr. Donald at the time of his termination. He will also be entitled to continued participation for the remainder of the term of employment in all employee benefit plans in which he was a participant on the date of his termination and to medical benefits for himself and his wife for life and for his children until they reach age 23.

    CHANGE IN CONTROL. If, within two years following a Change in Control, Mr. Donald's employment is constructively terminated or terminated without cause, Mr. Donald will be entitled to receive a lump sum cash payment within 30 days following termination, equal to the sum of (i) his then-base salary for each year remaining on the term of the Donald Employment Agreement; (ii) the average of his three highest annual incentive awards received during the last ten years of his employment multiplied by the number of years remaining on the term of the Employment Agreement; (iii) any accrued incentive awards; (iv) the aggregate difference between the option price and the fair market value of the Company's stock subject to the unexercisable options that Mr. Donald holds at the time of termination; and (v) the fair market value of each share of restricted stock not vested held by Mr. Donald at the time of termination. Mr. Donald will also be entitled to continued participation for the remainder of the term of employment in all employee benefit plans in which he was participating on the date of termination and to medical benefits for himself and his wife for life and for his children until they reach age 23.

    ADDITIONAL PAYMENTS. If the Internal Revenue Service determines that any payment made to Mr. Donald pursuant to the Donald Employment Agreement or otherwise constitutes an "Excess Parachute Payment" within the meaning of the Code, the Company will make a "gross-up" payment in the amount necessary to pay any excise taxes imposed by Section 4999 of the Code and any income taxes on the payment to him. Any "gross-up" payment made to Mr. Donald would be a non-deductible expense of the Company.

    DISCLOSURE OF CONFIDENTIAL INFORMATION AND AGREEMENT NOT TO COMPETE. Under the terms of the Employment Agreement, Mr. Donald may not disclose at any time confidential information about the Company that he acquires during his employment. In addition, he is subject to an agreement not to compete with the Company during the term of employment and for one year thereafter.

    INCOME CONTINUATION PLAN. Effective January 1, 1990, Mr. Donald and the Company entered into an Income Continuation Plan agreement (the "Continuation Plan"). The Continuation Plan is administered by the Compensation Committee. The Compensation Committee consists of not less than two non-employee directors.

    If Mr. Donald terminates his employment with the Company on or after his reaching age 65, he will receive an amount equal to 3% of the average of his compensation for the highest three calendar years of his final ten years of employment as the Company's Chief Executive Officer multiplied by the number of years of service (the "Accrued Benefit"). If Mr. Donald terminates his employment with the Company due to disability prior to age 65, he will receive the Accrued Benefit except that his years of service shall be deemed to continue until age 65; provided, however, that in the event of his death following termination of employment due to disability and prior to reaching age 65, no further benefits shall be paid.

    If Mr. Donald's employment is terminated without cause, other than due to death or disability, the Company will pay Mr. Donald the Accrued Benefit on the date his base salary ceases pursuant to the terms of the Donald Employment Agreement described above provided that Mr. Donald's years of service shall be deemed to continue until his Accrued Benefit becomes payable; and, provided, further, that in the event of Mr. Donald's death following termination of employment and prior to the date the Accrued Benefit would otherwise be payable, no further sums shall be paid.

    If Mr. Donald voluntarily terminates his employment other than because of his death or disability or if the Company terminates Mr. Donald for cause, Mr. Donald shall receive the Accrued Benefit on his reaching age 65 or his termination of employment, whichever is later.

    The Accrued Benefit shall be paid in the form of monthly payments for life. However, Mr. Donald may elect to take the Accrued Benefit in the form of a ten-year certain and life annuity.

    In the event Mr. Donald dies following the commencement of the monthly benefit payment described above, his surviving spouse shall receive 50% of the monthly amount otherwise payable (the "Survivor Benefit"). If neither Mr. Donald nor his spouse survives for ten years after commencement of the monthly benefits then, upon the latter of the date of death of Mr. Donald or his spouse, the Survivor Benefit shall be paid in equal shares to his children until the latter of (1) the tenth anniversary of the date benefits commenced; or (2) the death of the last surviving child of Mr. Donald. The Company has agreed to establish a trust to fund Accrued Benefits payable to Mr. Donald. As of December 31, 1993, no trust fund has been established.

    At  December 31, 1993,  the estimated annual Accrued  Benefit payable to Mr.
Donald under the Income Continuation Plan  was $       and at normal  retirement
date,  such Accrued Benefit  would be $        .  Under the terms  of the Income
Continuation Plan, benefits will be adjusted to reflect changes in Mr. Donald's compensation.

    LIFE INSURANCE. Effective January 1, 1990, the Company and Mr. Donald entered into an agreement pursuant to which the Company will provide Mr. Donald with a $5,000,000 life insurance policy which replaces a previous life insurance policy of $7,000,000. Mr. Donald pays the portion of the premium on the policy that is equal to the amount of economic benefit that would be taxable to him but for such payment. The balance of such premiums are paid by the Company. Dividends attributable to the policy shall be applied to purchase additional insurance. Upon Mr. Donald's death, the Company shall be entitled to receive an amount equal to the cumulative premiums paid by the Company, provided that Mr. Donald's designated beneficiary shall receive not less than $5,000,000.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS

    The provisions of the Severance Agreements and the Donald Employment Agreement may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder may consider to be in that stockholder's best interest, including attempts that might result in a premium over the market price for shares held by stockholders.

                         DIRECTORS CONTINUING IN OFFICE

                                                    PRINCIPAL OCCUPATION                   AGE AS OF     DIRECTOR OF
                                                       OR EMPLOYMENT                     MARCH 1, 1994  COMPANY SINCE
                                     --------------------------------------------------  -------------  -------------
Clement M. Brown, Jr. (1)..........  Retired; former President  of Squibb Europe  (SEV)           73           1979
                                     S.A.
James L. Donald (2)................  Chairman   of  the  Board,   President  and  Chief           62           1981
                                     Executive Officer; employed  by the Company  since
                                     1981
Sir John Fairclough (1)............  Chairman,  Rothschild  Venture  Ltd.  since  1990;           63           1992
                                     Chief Scientific  Adviser,  Cabinet  Office,  U.K.
                                     1986-1990; Director of DSC Communications, Ltd., a
                                     wholly-owned   subsidiary  of  the  Company;  N.M.
                                     Rothschild & Sons (banking); Lucas Industries  PLC
                                     (aerospace);  Oxford  Instruments Group  PLC (sci-
                                     entific instruments)
Robert S. Folsom (2)...............  Chairman of  the  Board, Folsom  Properties,  Inc.           67           1983
                                     (real  estate development) for  more than the past
                                     five years; Director  of BeautiControl  Cosmetics,
                                     Inc. (cosmetics); FM Properties (real estate)
Gerald F. Montry (1)...............  Senior  Vice President and Chief Financial Officer           55           1989
                                     of the Company since 1986
James M. Nolan (2).................  Marketing  Consultant   to   the   Company;   sole           60           1981
                                     stockholder  of Nolan Consulting, Inc. since 1978;
                                     Director   of   Capital   Southwest    Corporation
                                     (investment company)

- ------------------------
(1)   Term expires in 1995.
(2)   Term expires in 1996.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the year ended December 31, 1993, the Board of Directors met five times.

    The Audit Committee, which currently consists of Messrs. Fischer and Dempsey, annually recommends selection of the Company's independent auditors to the Board of Directors; meets with the independent auditors concerning the audit; evaluates non-audit services and financial statements and accounting developments that may affect the Company; and meets with management concerning matters similar to those discussed with outside auditors. The Audit Committee met five times during the year ended December 31, 1993.

    The Compensation Committee, which currently consists of Messrs. Brown, Dempsey and Folsom, (i) makes recommendations to the full Board concerning remuneration arrangements for senior management and directors; (ii) administers the Company's stock option and stock purchase plans; (iii) reviews, approves and recommends to the Board of Directors new benefit plans or modifications to existing plans; and (iv) makes such reports and recommendations from time to time to the Board of Directors upon such matters as the Committee may deem appropriate or as may be requested by the Board. During the year ended December 31, 1993, the Compensation Committee met six times. See "Report of the
Compensation Committee" on page   .

    The Company does not have a Nominating Committee. Nominations for directors of the Company are considered by the entire Board. Stockholders wishing to recommend a candidate for consideration by the Board can do so in writing to the Secretary of the Company at its corporate offices in Plano, Texas, giving the candidate's name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

    During the year ended December 31, 1993, each member of the Board attended not less than 75% of the aggregate number of (i) board meetings and (ii) meetings of committees of which such person was a member.

COMPENSATION OF DIRECTORS

    Non-employee directors are paid $          per months  and $       for  each
Board of Directors meeting attended. Members of the Audit and Compensation Committees each receive $ for each committee meeting attended. Chairman of
the  Audit and Compensation  Committees each receive  an additional $        per
month. The  Company pays  Clement M.  Brown,  Jr., a  Director of  the  Company,
$       per month for services  performed as a member of the Boards of Directors
of          of the Company's  European subsidiaries. The Company paid Mr.  Brown
$      for the year ended December 31, 1993.

    The Company has entered into a Management Consulting Agreement with Nolan Consulting, Inc. and James M. Nolan pursuant to which the Company paid Nolan
Consulting, Inc. $        for the year ended December 31, 1993. Mr. Nolan is the
sole stockholder of Nolan Consulting, Inc. and a member of the Board of Directors of the Company.

    The Company has entered into a consulting agreement with Frank J. Cummiskey, a member of the Company's Board of Directors, pursuant to which the Company pays
Mr. Cummiskey $         per month. He  serves as Vice Chairman of the  Company's
Board of Directors, Chairman of the Company's Long-Range Strategy Committee and Chairman of the Board of DSC International Corporation, a wholly-owned subsidiary of the Company which manages the Company's business activities in the United Kingdom. During the year ended December 31, 1993, Mr. Cummiskey received
$        for consulting services.

    The Company has entered into a consulting agreement with Sir John Fairclough, a director of the Company, which provides for the payment of
approximately $        per quarter at current exchange rates. He also serves  as
a director of two other Company subsidiaries. During the year ended December 31,
1993, Sir John received $        for consulting services.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    In 1993 the Board of Directors adopted, and the stockholders approved, the DSC Communications Corporation 1993 Non-Employee Directors Stock Option Plan (the "Directors Plan"). Under the terms of the Directors Plan, on April 26, 1993 Messrs. Brown, Cummiskey, Dempsey, Fairclough, Fischer, Folsom and Nolan, each received an option to purchase 5,000 shares of the Company's Common Stock at an exercise price per share of $32.38, the reported closing price per share of the Company's Common Stock on that date. Each such option is exercisable for a period of not longer than ten years from the date of grant. Each Non-Employee Director continuing in office will receive a similar option under similar terms following the 1994 annual meeting.

                                   LITIGATION

    On January 26, 1994, C.L. Grimes, a shareholder of the Company, filed a suit in Delaware Chancery Court, derivatively purportedly on behalf of the Company as the real party in interest and as a shareholder of the Company, seeking a declaration that the Employment Agreement of James L. Donald, his Executive Income Continuation Plan and the 1990 Long-Term Incentive Compensation Plan as it applies to Mr. Donald and all other benefits of Mr. Donald, including previously granted Company stock options, are null and void. The defendants in the suit are Mr. Donald, all current non-employee Directors and two former directors of the Company. The Company itself is a nominal defendant. The plaintiff contends that Mr. Donald's employment contract contains an improper delegation of Board of Directors' authority to Mr. Donald and excess payments. The suit also contends that the salary and benefits established for Mr. Donald pursuant to the Donald agreements referred to above and by the Company's Board of Directors are excessive and constitute a diversion and waste of corporate assets. The suit seeks an injunction restraining Mr. Donald from exercising any stock options, taking any action to implement any of the Donald agreements, or declaring a constructive termination of his employment and also seeks unspecified damages against the defendants and Grimes' legal fees. The individual defendants will file a responsive pleading and intend to vigorously contest Grimes' claims.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding certain owners of the Company's Common Stock as of March 1, 1994 (except as otherwise indicated) with respect to (a) each director and named executive officer of the Company; (b) all current executive officers and directors of the Company as a group; and (c) each person known to the Company who is a beneficial holder of more than five percent of the shares of its Common Stock.

                                                                     AMOUNT AND NATURE OF    PERCENT
                                                                          BENEFICIAL           OF
                                                                         OWNERSHIP(1)       CLASS (2)
                                                                    ----------------------  ---------

- ------------------------
*Ownership of less than 1% of the outstanding Common Stock.
(1) Each individual, unless otherwise noted, has sole voting and investment power with respect to all shares owned by such individual. Includes shares that a person has a right to acquire if such right is exercisable within sixty days as follows:
(2)  Based upon         shares of Common Stock outstanding as of March 1,  1994,
     plus any shares of Common Stock under options of the particular director, executive officer or stockholder, or, in the case of all directors and current executive officers as a group, under options of all directors and current executives officers as a group.
(3)  Based upon Form 13G dated                  .

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a required class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Sections 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1993, all Sections 16(a) filing requirements applicable to its officers, directors and greater than
ten percent beneficial owners were compiled with except                    .

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company selected the firm of Ernst & Young as independent auditors for the fiscal year ending December 31, 1994. A representative of Ernst & Young is expected to attend the Annual Meeting of Stockholders with the opportunity to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Any stockholder of the Company desiring to present a proposal for action at the Annual Meeting of Stockholders to be held in 1995 must deliver the proposal to the executive offices of the Company no later than November , 1994, unless the Company notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in the Company's Proxy Statement.

                                 QUORUM; VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented by proxy, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present or represented. At any such adjourned meeting at which a quorum is presented or represented, any business may be transacted that might have been transacted at the meeting as originally called.

    On all matters (including election of directors) submitted to a vote of the stockholders at the meeting or any adjournment thereof. each stockholder will be entitled to one vote for each share of Common Stock owned of record by such stockholder at the close of business on March 1, 1994. Except with respect to election of directors, abstention will have the effect of a vote against the proposal.

                      ACTIONS TO BE TAKEN UNDER THE PROXY

    Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment thereof, and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters:

        (1) FOR election of management's three Class I Directors to serve until 1997;

        (2) FOR approval of an amendment to the Company's Restated Articles of Incorporation increasing the authorized number of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000;

        (3) FOR approval of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

    Each of the nominees for election as directors has agreed in writing to serve if elected. The Company knows of no reason why any of the nominees for election as directors would be unable to serve. Should any or all of the nominees be unable to serve, all proxies returned to the Company will be voted in accordance with the best judgment of the persons named as proxies except where a contrary instruction is given.

    The Company knows of no other matters, other than those stated above, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the meeting from time to time.

                               PROXY SOLICITATION

    The expense of the solicitation of proxies will be borne by the Company. Solicitation of proxies may be in person or by mail, telephone or telegraph by directors, current executive officers and regular employees of the Company. The Company will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the forwarding expense. The Company has retained the services of Kissell-Blake, Inc., 25 Broadway, New York, New York 10004 to solicit proxies by mail, telephone, telegraph or personal contact. The estimated cost of any
professional  solicitation will  be approximately $           plus out-of-pocket
expenses.

                              REVOCATION OF PROXY

    Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation; (b) by voting in person at the meeting; or (c) by executing and delivering to the Company a later dated proxy.

                        REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee") composed of three independent nonemployee directors (see page ) develops and administers the Company's executive compensation strategy. The strategy is implemented through policies and programs designed to support the achievement of the Company's business objectives and the enhancement of shareholder value. The Committee reviews on an ongoing basis all aspects of executive compensation and has retained an independent compensation consulting firm to assist in assessing all executive compensation policies and programs. The Committee met six times during the past fiscal year.

    The Committee's executive compensation policies and programs support the following objectives:

    - To reinforce management's concern for enhancing shareholder value.

    - To  align  management's  compensation   with  the  annual  and   long-term
      performance of the Company.

    - To   provide  competitive   compensation  opportunities   for  exceptional
      performance.

    The basic elements of the Company's executive compensation strategy are:

    BASE SALARY. The Committee annually reviews each executive's base salary. In determining salary adjustments, the Committee considers the executive's individual performance level, time in position, experience, skills, potential for advancement, responsibility and current salary in relation to the level of pay designated for the position. The expected level of pay for each position is established to be between the 50th and 75th percentile of the executive compensation surveys in which the Company participates. The Committee exercises its subjective judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The Committee decided upon the 1993 salary changes for executive officers after reviewing an explanation of each officer's duties and performance level and considering the Chief Executive Officer's recommendations.

    ANNUAL INCENTIVE COMPENSATION. At the end of each year, the Committee reviews actual Company performance compared to the goals and objectives for that year, including target increases in all broad financial measurements, and shareholder value, as well as quality, product development and manufacturing goals. Additionally, actual performance is compared to specific goals established for each business unit and function. Minimum target and maximum annual incentive award levels are established in relation to base salaries. Individual awards to executives, other than the Chief Executive Officer, are determined by the Committee after taking into account the demonstrated performance and levels of responsibility of each executive and reviewing the recommended awards with the Chief Executive Officer. The Committee reviewed the Company's 1993 actual performance and determined that it was outstanding. In the context of the Company's achievements for this year, the Committee approved the 1993 Incentive awards for executive officers after a review of their individual responsibilities and performance, and of the Chief Executive Officer's recommendations.

    LONG-TERM  INCENTIVE  COMPENSATION.    The  Company's  long-term   incentive
compensation consists of the Company Stock Option Plans and the 1990 Long-Term Compensation Plan (the "LTIP").

    The Committee supports the granting of stock options and restricted stock awards as a significant method of aligning management's long-term interests with those of the shareholders. Awards to executives are based upon criteria which include responsibilities, compensation, past and expected contributions to the achievement of the Company's long-term performance goals, and current competitive practice determined by the compensation surveys in which the Company participates. The number of options and/or restricted shares granted to an executive is consistent with award guidelines established as a multiple of base salary. It is determined by dividing the amount equal to a percentage of base salary by the closing price per share of the Company's stock on the date of grant. The stock option exercise price is the closing price on the date of grant. Stock option and restricted stock awards are designed to focus executives on the long-term performance of the Company by giving them an opportunity to share in any increases in value of the Company's stock. Restricted stock grants are used selectively to attract and retain executives and to recognize outstanding performance.

    The Committee encourages executives individually and collectively, to maintain a long-term ownership position in the Company's stock. The Committee believes this ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong linkage between the Company's executives and its shareholders.

    In order to reinforce this linkage, the Committee, with the approval of the Board of Directors, is recommending that the shareholders approve the 1994 Long-Term Incentive Plan (the "Plan"). The Plan would provide a payment of cash and common stock of the Company to participants if specific performance measures were met or exceeded (see pages ). The Committee strongly supports the approval of this Plan as an effective performance-based vehicle that will provide a financial reward for building shareholder value.

    The Omnibus Reconciliation Act of 1933 places a limit on the deductibility to the Company of certain types of compensation for each of the executive officers effective January 1, 1994. This limit is consistent with the Committee's continuing strategy of designing and implementing total compensation policies and programs that are incentive-driven and that support the achievement of long-term performance objectives and enhance shareholder value.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. James L. Donald is Chief Executive Officer, President and Chairman of the Board of Directors of the Company. The Committee considered the Company's excellent record in all aspects of its business in its annual review of Mr. Donald's performance.

    The Committee recognized that the Company's 1993 revenue of $730.8 million and earnings of $81.7 million grew to record levels with increases over 1992 of 36 percent and 604 percent respectively. At the same time, debt was reduced to $70 million from $140 million.

    Cash and marketable securities increased to over $313 million, order backlog grew to more than $320 million and shareholders' equity exceeded $617 million, which is a growth of over $400 million in 1993. In addition, the Company continued strong programs in quality improvement, product development and introduction of a number of new telecommunications services and applications.

    At the end of 1993, the Company is well positioned from a product portfolio perspective. Its financial condition is exceptionally strong as a result of positive acceptance of its products, stringent cost controls and a successful public offering of its common stock.

    The Board approved an increase in Mr. Donald's annual base salary to $690,040 effective February 22, 1993. An annual incentive award for 1993 of $460,000 was granted to him based upon the criteria discussed above under annual incentive compensation. The Board also granted Mr. Donald stock options for 50,000 shares and a restricted stock award of 25,000 shares, which will both vest in equal annual increments over a three-year period.

    In recognition of the significant increase in shareholder value in 1993 and of Mr. Donald's extraordinary performance on behalf of the Company in 1993, as well as his past and expected contributions to the Company's achievement of short and long-term performance goals, the Board voted him a special incentive award of $1,000,000.

                                                  COMPENSATION COMMITTEE
                                             CLEMENT M. BROWN, JR., CHAIRMAN
                                                    RAYMOND J. DEMPSEY
                                                     ROBERT S. FOLSOM

    The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Act.

                            OUTSTANDING COMMON STOCK

    The voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. At March 1, 1994, there
were  outstanding and entitled to  vote        shares  of its Common Stock. Only
stockholders of record at the close of business on March 1, 1994 are entitled to notice of, and to vote at, the 1994 Annual Meeting of Stockholders and any adjournments thereof.

                                          By Order of the Board of Directors
                                          WILLIAM R. TEMPEST
                                          VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

Plano, Texas
March   , 1994

                         DSC COMMUNICATIONS CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                      1988    1989    1990    1991    1992    1993
                                                     ------  ------  ------  ------  ------  ------
DSC................................................  100.00  187.10   88.71   50.00  283.87  793.55
S&P 500............................................  100.00  131.69  127.60  166.47  179.15  197.21
S&P High Tech......................................  100.00   98.63  100.72  114.90  119.64  147.17

                                                                       EXHIBIT A

                         DSC COMMUNICATIONS CORPORATION
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

                                       I.

                              PURPOSE OF THE PLAN

    The 1994 Long-Term Incentive Compensation Plan is intended to promote the financial interests of DSC Communications Corporation (the "Company") and its stockholders by (i) helping the Company to retain the services of the participants and (ii) stimulating the efforts of the participants on behalf of the Company by giving them a direct interest in the performance of the Company, and by giving suitable recognition to their services to the Company.

                                      II.

                                  DEFINITIONS

    2.1 AWARD CERTIFICATE: Any written instrument or document evidencing the award of Units under the Plan to a Participant.

    2.2 BASE YEAR EPS: Earnings Per Share for the calendar year ended December 31, 1993, which is $2.05, or in the case of an employee who becomes a Participant subsequent to the Effective Date, Earnings Per Share for the calendar year ended December 31 immediately prior to the January 1 as of which his participation commences.

    2.3  BOARD:  The Board of Directors of the Company.

    2.4  CHANGE IN CONTROL:  shall mean:

        (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding-voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (b) any acquisition by the Company (excluding any acquisition by any successor of the Company), (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of subsection (iii) of this Section
    2.4 are satisfied; or

        (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the resulting corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

       (iv) (a) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (b) the first to occur of (1) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or
    (2) the approval by the, stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the transferee corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the transferee corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such transferee corporation and the combined voting power of the then outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

    2.5 COMMITTEE: The Compensation Committee of the Board, or such members thereof as the Compensation Committee may designate.

    2.6  COMMON STOCK:  Common stock of the Company, $.01 par value per share.

    2.7 COMPANY: DSC Communications Corporation and consolidated Subsidiaries, a Delaware corporation, or any successor thereto.

    2.8   CUMULATIVE UNIT  VALUE:   The  amount  determined in  accordance  with
Section 7.2

    2.9 DISABILITY: Disability as defined in either a Participant's Employment Agreement or, absent such Agreement, in the Company's group disability insurance contract.

    2.10 EARNINGS: For any year, the consolidated income of the Company and its Subsidiaries from continuing operations before income taxes, prepared in accordance with generally accepted accounting principals, as reported in the Company's audited consolidated financial statements for that year; adjusted (a) to exclude in its entirety any item of nonrecurring gain or loss in excess of $2,500,000 and (b) to add back amortization of (i) technology acquired after December 31, 1993 and (ii) the excess of cost over net assets acquired (goodwill) after December 31, 1993.

    2.11 EARNINGS PER SHARE: For any Performance Year, Earnings divided by the weighted average number of shares of Common Stock outstanding during such Performance Year, as reported in the Company's audited consolidated financial statements for the Performance Year.

    2.12  EFFECTIVE DATE:  The effective  date of the Plan, which is January  1,
1994.

    2.13 EMPLOYMENT AGREEMENT: The employment agreement or similar agreement between the Company and a Participant, as at any time in effect.

    2.14 FAIR MARKET VALUE: The Fair Market Value of a share of a Common Stock on a particular date shall mean (i) if the Common Stock is listed on stock exchange, the closing price per share of the Common Stock on the principal stock exchange on which such securities are listed on such date, or, if there shall have been no sale on that date, on the last preceding date on which such a sale or sales were so reported, (ii) if the Common Stock is not listed on a stock exchange, the closing price for the Common Stock as reported by the National Association of Securities Dealers NASDAQ National Market System (or if there were no sales on such date, the closing price on the last preceding date on which such a sale was so reported),or if not reported by such system the mean between the closing bid and asked price as quoted by such quotation source as shall be designated by the Committee, or (iii) if such securities are not so listed or traded, the value determined in good faith by the Committee, which determination shall be conclusive.

    2.15   INCREMENTAL  UNIT VALUE:   The  amount determined  in accordance with
Section 7.1.

    2.16 MAXIMUM CUMULATIVE UNIT VALUE: The product obtained by multiplying the Measuring Price by 4.

    2.17 MEASURING PRICE: For each Unit, the closing price of a share of Common Stock as reported on the NASDAQ National Market System on December 31, 1993, which was $61.50, or in the case of an employee who becomes a Participant subsequent to the Effective Date, the closing price of a share of Common Stock as thus reported on December 31 immediately prior to the January 1 as of which his participation commences, but not less than $61.50.

    2.18   PARTICIPANT:    Any key  employee  of  the Company  selected  by  the
Committee to participate in the Plan.

    2.19  PERFORMANCE YEAR:  Any calendar year during the Term of the Plan.

    2.20   PLAN:   The DSC  Communications Corporation  1994 Long-Term Incentive
Compensation Plan.

    2.21  SUBSIDIARY:   Any corporation in which  the Company owns, directly  or
indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

    2.22 TERM OF THE PLAN: The period commencing on the Effective Date and ending five years after the final award of Units under the Plan (or on such earlier date as the Maximum Cumulative Unit Value of such Units may be achieved).

    2.23 TERMINATION WITHOUT CAUSE: Any termination of the Participant's employment by the Company without "Cause," as defined in the Participant's Employment Agreement, or if the Participant has no Employment Agreement defining "Cause," then "Termination Without Cause" shall mean the termination of the Participant's employment by the Company for any reason other than (i) a termination due to the continuing and material failure by the Participant to fulfill his employment obligations or willful misconduct or gross neglect in the performance of such duties, (ii) a termination due to the Participant's committing fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company, or (iii) a termination due to the Participant's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude and may result in material harm to the Company.

    2.24 UNIT: A unit of participation in the Plan awarded to a Participant in accordance with Article V.

    2.25  VALUATION DATE:  The last day of each Performance Year.

                                      III.
                           ADMINISTRATION OF THE PLAN

    3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and they shall be final. The actions of the Committee with respect to the Plan shall be binding on all affected Participants. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.2 The Committee shall have full authority, from time to time: (i) subject to the provisions of this Plan, to select Participants and determine the extent and terms of their participation; (ii) adopt, amend and rescind such rules and regulations as, in its opinion may be advisable in the administration of the Plan; (iii) to construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or Award Certificate given to the Participant; and (iv) to make all other determinations that it deems necessary or advisable in the administration of the Plan. The Committee may request advice or assistance or employ such persons as it deems necessary for the proper administration of the Plan and may rely on such advice or assistance; provided, however, that in making any determinations with respect to the administration of the Plan, the Committee shall at all times be obligated to act in good faith and in conformity with the terms of the Plan.

    3.3 In the event of any stock split, stock dividend, reclassification, recapitalization or other change that affects the character or amount of outstanding Common Stock and Earnings Per Share while any of the Units are outstanding and unexercised, the Committee shall make such adjustments in the number of such unexercised Units and/or the Measuring Price as shall, in the sole judgment of the Committee, be equitable and appropriate in order to make the value of such Units, as nearly as may be practicable, equivalent to the value of Units outstanding and unexercised immediately prior to such change. In no event, however, shall any such adjustment give any participant any additional benefits.

                                      IV.

                           ELIGIBILITY TO PARTICIPATE

    4.1 Only key employees of the Company who, in the Committee's judgment, will significantly impact the growth of the business shall be eligible to become Participants. The Committee, in its sole discretion, shall select the Participants.

    4.2 In selecting Participants and in determining the number of Units to be awarded to each Participant, the Committee shall take into account such factors as the individual's position, experience, knowledge, responsibilities, advancement potential and past and anticipated contribution to Company performance.

                                       V.

                                 AWARD OF UNITS

    5.1 A maximum of 300,000 Units may be awarded under the Plan. A Participant who has been awarded Units may be awarded additional Units from time to time and new Participants may be awarded Units, both in the discretion of the Committee; provided, however, that no Units shall be awarded after December 31, 2003.

    5.2 Units shall be awarded solely by the Committee and shall be evidenced by an Award Certificate, as provided in Article X.

                                      VI.

                           TERM AND VESTING OF UNITS

    6.1 Each Unit shall have a term of five years from the date of award, subject to earlier termination (i) upon exercise by a Participant, (ii) as provided in Article XI or (iii) upon achievement before five years of the Unit's Maximum Cumulative Unit Value. Units shall be deemed to be awarded as of the Effective Date or any subsequent January 1 during the Term of the Plan, as the case may be.

    6.2  Units shall become vested as follows:

    VESTED
PERCENTAGE OF   FROM DATE OF
UNITS AWARDED       AWARD
- --------------  -------------
       40%         2 Years
       60%         3 Years
       80%         4 Years
      100%         5 Years

    6.3 Notwithstanding Section 6.2, each Unit shall immediately become fully vested in the event of (i) attainment of the Maximum Cumulative Unit Value, (ii) a Change in Control, (iii) a Participant's Termination Without Cause or (iv) termination of a Participant's employment with the Company by reason of his retirement on or after attainment of age 65, his death or his Disability.

                                      VII.

                        DETERMINATION OF VALUE OF A UNIT

    7.1 The Incremental Unit Value of each Unit for each Performance Year shall be equal to the product of (i) the Measuring Price, multiplied by (ii) eight-tenths of the percentage by which Earnings Per Share for such Performance Year exceed Base Year EPS. In the event Base Year EPS exceeds

Earnings Per Share for any Performance Year, the Incremental Unit Value for such Performance Year shall be zero. The Committee shall notify each Participant of the Incremental Unit Value of his Units for each Performance Year as soon as practicable after the Valuation Date for the year.

    7.2 The Incremental Unit Value of each Unit for any Performance Year shall be cumulated with the Incremental Unit Value of such Unit for all prior
Performance Years. The cumulative amount thus determined shall be the then Cumulative Unit Value of such Unit.

                                     VIII.

                                    PAYMENT

    8.1 A unit may be exercised, to the extent that it is vested, at any time prior to becoming fully vested; provided, however, that any partially vested Unit that is exercised shall be canceled and its nonvested portion forfeited. Except as provided in Article XI, a Unit that becomes fully vested, in accordance with Article VI, shall thereupon be exercised.

    8.2 In order to exercise a partially or fully vested outstanding Unit, a Participant (i) shall give written notice of exercise, as provided in Section 8.3, specifying the number of Units being exercised, and (ii) shall deliver his Award Certificate to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the same to the Participant. The date of exercise of a Unit shall be the date on which the Company receives the required documentation. Upon exercise of a Unit, Participant shall be entitled to receive the Cumulative Unit Value of his Vested Units being exercised, determined as of the concurrent or immediately preceding Valuation Date, but not in excess of the Maximum Cumulative Unit Value.

    8.3 Any notice of exercise of a partially or fully vested Unit shall be in writing and addressed to the Secretary of the Company. Payment of the amount due under the Plan shall be made not later than five days following the date of exercise or the date of such other event as shall entitle the Participant to payment. Except upon a Change in Control, when payment shall be made solely in cash, less than 40 percent of any amount due shall be paid in cash; the balance shall be paid in cash or in shares of Common Stock or both, as determined by the Committee in its discretion.

                                      IX.

                       LIMITS ON TRANSFERABILITY OF UNITS

    9.1 A Unit shall not be transferable by a Participant, except that, upon the death of a Participant, a Unit may be transferred (i) by beneficiary designation filed in accordance with Section 9.2, or (ii) if no such beneficiary designation has been filed, by will or will substitute or by the laws of descent and distribution.

    9.2 A Unit may be exercised only by the Participant to whom it was awarded, except in the event of the Participant's death. In the event of the death of a Participant a Unit may be exercised by the person to whom the Participant's rights were transferred by a properly filed beneficiary designation form or, if no such designation form was filed, by will or the laws of descent and distribution. A Participant shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any benefits hereunder following the Participant's death by giving the Committee or the Secretary of the Company written notice thereof.

    9.3 Except as provided in Section 9.1, a Participant will not be permitted to assign, alienate or hypothecate his benefits under the Plan.

                                       X.

                               AWARD CERTIFICATE

    The Company shall, promptly following the making of an award, deliver to the recipient thereof an Award Certificate, specifying the terms and conditions of the Unit. This writing shall be in such form and contain such provisions not inconsistent with the Plan as the Committee shall prescribe.

                                      XI.

                              TERMINATION OF UNITS

    11.1 An outstanding Unit awarded to a Participant shall be canceled and all rights with respect thereto shall expire upon the earlier to occur of (i) its exercise or (ii) the termination of the Participant's employment with the Company, except that if such termination occurs by reason of the death, Disability or retirement of the Participant on or after attainment of age 65, Termination Without Cause, or for any other reason specifically approved in advance by the Committee, the term of such Unit shall continue for a period of 14 months from the date of the occurrence (the "Extended Term"). For purposes of this Section 11.1, the Cumulative Unit Value with respect to such Unit shall be determined as of the Valuation Date concurrent with or immediately preceding the end of the Extended Term or any earlier exercise date, whichever is applicable. In the event the term of a Unit is continued for an Extended Term, such Unit shall be deemed to be automatically exercised as of the last Valuation Date within the Extended Term, unless sooner exercised by the Participant or his legal representative.

    11.2 Nothing contained in Section 11.1 shall be deemed to extend the term of any Unit beyond the end of the Term of the Plan.

                                      XII.

                     TERMINATION AND AMENDMENT OF THE PLAN

    The Plan shall terminate on December 31, 2003, and no Units shall be awarded after that date. The Company reserves the right to amend or terminate the Plan at any time, by action of the Board, but no such amendment or termination shall adversely affect the rights of any Participant with respect to outstanding Units held by him without the Participant's written consent.

                                     XIII.

                         RIGHT TO TERMINATE EMPLOYMENT

    Nothing in the Plan, nor the award of any Unit, shall confer a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

                                      XIV.

                               GENERAL PROVISIONS

    14.1 The Plan shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

    14.2 The Company shall be authorized to withhold from any award or payment it makes to a Participant under the Plan the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

    14.3 Nothing in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    14.4 Participants shall not be required to make any payment or provide any consideration for awards under the Plan other than the rendering of services.

                                          DSC COMMUNICATIONS CORPORATION
                                          By: __________________________________

Attest:
______________________________________
Secretary

                         DSC COMMUNICATIONS CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 1994

    The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of DSC Communications Corporation (the "Company") to be held on April 27, 1994, and the Proxy Statement in connection therewith, each dated March , 1994; (b) appoints James L. Donald, Gerald F. Montry and William
R. Tempest as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated below, all the shares of Common Stock of the Company, held of record by the undersigned on March 1, 1994, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

    The Board of Directors recommends a vote FOR each of these proposals:

1.         Election of Directors
           FOR all nominees listed below  / /
           WITHHOLD AUTHORITY to vote for all nominees  / /
                                                            Frank J. Cummiskey
                                                            Raymond J. Dempsey
                                                             James L. Fischer
           INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name in the space provided:
2.         Approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number  of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

3.         Adoption of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan
4.         In  their discretion, the Proxies are authorized to vote upon  such other business as may come before the meeting or any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED (I) FOR ELECTION OF ALL NOMINEES LISTED IN THIS PROXY TO THE BOARD OF DIRECTORS; (II) FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK, $.01 PAR VALUE, FROM 100,000,000 TO 250,000,000; (III) ADOPTION OF THE DSC COMMUNICATIONS CORPORATION 1994 LONG-TERM INCENTIVE COMPENSATION PLAN.
                                              Date: ____________________________
                                              __________________________________
                                              __________________________________

                                              Please   sign   your   name  above
                                              exactly  as  it  appears  on  your
                                              stock   certificate,   date,   and
                                              return promptly.  When signing  on
                                              behalf of a corporation,
                                              partnership,  estate, trust, or in
                                              any other representative capacity,
                                              please sign your  name and  title.
                                              For  joint  accounts,  each  joint
                                              owner must sign.